EXHIBIT 21

SUBSIDIARIES OF UNITED INDUSTRIAL CORPORATION

March 3, 2001

                                                                   Approximate
                                                                  Percentage of
                                                 State               Voting
                                           (or jurisdiction)    Securities Owned
                                               in which                by
Name                                         Incorporated       Immediate Parent
--------------------------------------------------------------------------------
AAI Corporation                                Maryland                 100% (a)
  A.A.I. Engineering Support, Inc.             Maryland                  100 (b)
  A.A.I. International, Inc.                   Delaware                  100 (b)
  Seti, Inc.                                 Pennsylvania                100 (b)
  AAI Medical, Inc.                            Maryland                  100 (b)
  AAI MICROFLITE Simulation International
    Corporation                                Maryland                  100 (b)
  AAI/ACL Technologies, Inc.                   Maryland                  100 (b)
    AAI/ACL Technologies Europe Limited         Britain                  100 (c)
  AAI California Carshells, Inc.               Maryland                  100 (b)
  AAI Aerospace Services Corp.                 Maryland                  100 (b)
  AAI Romania Technologies, S.R.L.              Romania                  100 (b)
Detroit Stoker Company                         Michigan                  100 (a)
  Midwest Metallurgical Laboratory, Inc.       Michigan                  100 (d)
U.I.C. International, Ltd.                     Barbados                  100 (a)

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(a) Percentage owned by United Industrial Corporation ("United").

(b) Percentage owned by AAI Corporation.

(c) Percentage owned by AAI/ACL Technologies, Inc.

(d) Percentage owned by Detroit Stoker Company.

All of the subsidiaries listed above are included in the consolidated financial statements of United.